UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 24, 2017
(Date of Report - date of earliest event reported)

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation or Organization)	001-34949 (Commission File Number)	98-0597776 (I.R.S. Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia, Canada (Address of Principal Executive Offices)		V5J 5J8 (Zip Code)

(604) 419-3200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other events

As previously reported on its Form 8-K dated September 26, 2016, Arbutus Biopharma Corporation (the “Corporation”) received notice from the Nasdaq Stock Market on September 26, 2016 that because the Corporation's audit committee consisted of only two members after the resignation of Mr. Frank Karbe from the audit committee of the board of directors of the corporation, the Corporation was no longer in compliance with Nasdaq's audit committee requirements set forth in Nasdaq Listing Rule 5605(c)(2) (the “Rule”).

Pursuant to Nasdaq Listing Rule 5605(c)(4), the Corporation was entitled to a cure period to regain compliance, which cure period would expire upon the earlier of the Corporation's next annual shareholders' meeting or September 22, 2017.

On March 24, 2017, the Corporation received notification from the Nasdaq Stock Market that, based on the information detailed in the Corporation’s Form 8-K filed on March 24, 2016 regarding the appointment of Daniel Burgess to the Corporation’s board of directors and audit committee, it has determined that the Corporation has regained compliance with the Rule and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 27, 2017

ARBUTUS BIOPHARMA CORPORATION

By: ___/s/ Bruce Cousins____________________

Name:	Bruce Cousins

Title:	Executive Vice President & Chief Financial Officer